Exhibit 99.1

April 21, 2010

Alchemical Capital Corp.
1560 Calais Drive
Miami, FL  33141
Attn:  Board of Directors

Dear Sir:

I hereby resign as a director and as president, secretary and treasurer of Alchemical Capital  Corp. (the “Company”), effective immediately.  My resignation does not in any way imply or infer any dispute or disagreement relating to the Company’s operations, policies or practices.  I wish the Company much success in its future endeavors.

Sincerely,

/s/ Robert Papiri
Robert Papiri